Exhibit 10.1

MUTUAL TERMINATION OF

STOCK PURCHASE AGREEMENT

This Mutual Termination of Stock Purchase Agreement (this “Agreement”), is made and entered into as of July 31, 2009, by and between The Colonial BancGroup, Inc., a Delaware corporation (the “Company”), and Taylor, Bean & Whitaker Mortgage Corp., a Florida corporation (“TBW”).

W I T N E S S E T H:

WHEREAS, the Company and TBW executed and delivered that certain Stock Purchase Agreement, dated as of March 31, 2009, as amended by that certain First Amendment to Stock Purchase Agreement, dated as of April 30, 2009, and as amended by that certain Second Amendment to Stock Purchase Agreement dated as of May 22, 2009 (as so amended, the “Purchase Agreement”; capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement);

WHEREAS, all conditions to the closing of the transactions contemplated by the Purchase Agreement have not been satisfied as of July 31, 2009, the termination date of the Purchase Agreement as set forth in Section 9.1(a) thereof;

WHEREAS, TBW is executing this Agreement under Section 9.1(j) of the Purchase Agreement as the “Required Purchasers.”

NOW THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

Section 1. Termination of Purchase Agreement. The Purchase Agreement is hereby terminated. This termination is by mutual consent pursuant to Section 9.1(j) of the Purchase Agreement.

Section 2. Reimbursement of Expenses. The Company shall reimburse TBW for its expenses in accordance with the terms of that certain Reimbursement Agreement between the Company and TBW dated on or about March 18, 2009.

Section 3. Funds Held in Escrow. All funds held in escrow pursuant to Section 4.8 of the Purchase Agreement may be promptly released to the Purchasers without deduction.

Section 4. Effect of Termination. In accordance with Section 9.2 of the Purchase Agreement, Sections 6.10 and 9.2 and Article 10 of the Purchase Agreement shall survive the termination.

Section 5. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or by PDF formatted page sent by electronic mail shall be effective as delivery of a manually executed counterpart of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment as of the date first above written.

COMPANY:

THE COLONIAL BANCGROUP, INC.

By:	/s/ Simuel Sippial, Jr.
Name: Simuel Sippial, Jr.
Title: Chairman

TBW:

TAYLOR, BEAN & WHITAKER MORTGAGE CORP.
As the Required Purchasers

By:	/s/ Lee B. Farkas
Name: Lee B. Farkas
Title: Chairman